Exhibit 21

ARVINMERITOR, INC.
SUBSIDIARIES

The following lists the subsidiaries, direct and indirect, of ArvinMeritor, Inc., and their state or other jurisdiction of incorporation or organization, along with ownership percentage (directly or indirectly) as of September 30, 2010.

Name	Jurisdiction	Ownership %
AVM, Inc.	South Carolina	100%
Arvin RCI, B.V.	Netherlands	100%
Arvin Canada Holding Limited	Canada (Ontario)	100%
Arvin Cayman Islands, Ltd.	Cayman Islands	100%
Arvin European Holdings (UK) Limited	England & Wales	100%
Arvin European Holdings (UK) Limited French Branch	France	100%
Arvin Finance, LLC	Delaware	100%
Arvin Finance Brazil Holdings, LLC	Delaware	100%
Arvin Holdings Netherlands B.V.	Netherlands	100%
Arvin Industries Foreign Sales Corporation	U.S. Virgin Islands	100%
Arvin Innovation Australia Pty. Limited	Australia	100%
Arvin Innovation Automotive Systems Changchun Company Limited	People’s Republic of China	100%
Arvin Innovation (Barbados) Limited	Barbados	100%
Arvin Innovation Finance Ireland Limited	Ireland	100%
Arvin Innovation France Holdings, LLC	Delaware	100%
Arvin Innovation Holdings, Inc.	Delaware	100%
Arvin Innovation Limited	England	100%
Arvin Innovation Management, Inc.	Delaware	100%
Arvin Innovation Management (Shanghai) Co. Ltd.	People’s Republic of China	100%
Arvin Innovation Mexico Holdings II, LLC	Delaware	100%
Arvin Innovation Mexico Holdings III, LLC	Delaware	100%
Arvin International Holdings, LLC	Delaware	100%
Arvin International Holland B.V.	Netherlands	100%
Arvin International (UK) Limited	England & Wales	100%
Arvin Motion Control Limited	England & Wales	100%
ArvinMeritor, Inc.	Nevada	100%

Subsidiaries

Name	Jurisdiction	Ownership %
ArvinMeritor A&ET Limited	England & Wales	100%
ArvinMeritor A&ET Limited – Turkish Branch	Turkey	100%
ArvinMeritor B.V.	Netherlands	100%
ArvinMeritor CV Aftermarket B.V.	Netherlands	100%
ArvinMeritor CV Aftermarket GmbH	Germany	100%
ArvinMeritor CV Aftermarket, S.A.	Spain	100%
ArvinMeritor CV Aftermarket SAS	France	100%
ArvinMeritor CV Aftermarket S.r.l.	Italy	100%
ArvinMeritor CV Aftermarket Limited	England	100%
ArvinMeritor CVS Axles France SAS	France	100%
ArvinMeritor CVS (Shanghai) Co., Ltd.	China	100%
ArvinMeritor FAW Sihaun (Changchun) Vehicle Brake Co. Ltd.	China	60.00%
ArvinMeritor GmbH	Germany	100%
ArvinMeritor LVS-Brussels	Belgium	100%
ArvinMeritor LVS Espana, S.A.	Spain	100%
ArvinMeritor LVS Liberec A.S.	Czech Republic	100%
ArvinMeritor LVS Salonta S.r.L.	Romania	100%
ArvinMeritor LVS Spol. s r.o.	Slovak Republic	100%
ArvinMeritor OE, LLC	Delaware	100%
ArvinMeritor OE, LLC – Spanish Branch	Spain	100%
ArvinMeritor Assembly, LLC	Delaware	100%
ArvinMeritor Automotive de Mexico, S.A. de C.V.	Mexico	100%
ArvinMeritor Brake Holdings, Inc.	Delaware	100%
ArvinMeritor Brazil Holdings, LLC	Delaware	100%
ArvinMeritor Canada Inc.	Canada (Ontario)	100%
ArvinMeritor (China) Holding, Ltd.	China	100%
ArvinMeritor Commercial Vehicle Aftermarket AG	Switzerland	100%
ArvinMeritor de México, S. de R.L. de C.V.	Mexico	100%
ArvinMeritor do Brasil Sistemas Automotivos Ltda.	Brazil	100%
ArvinMeritor do Brasil Comercio de Sistemas de Portas Ltda.	Brazil	100%
ArvinMeritor Emissions Technologies, S.A.	Spain	100%
ArvinMeritor Filters Holding Co., LLC	Delaware	100%
ArvinMeritor Filters Operating Co., LLC	Delaware	100%
ArvinMeritor Finance (Barbados) Inc.	Barbados	100%

Subsidiaries

Name	Jurisdiction	Ownership %
ArvinMeritor Finance Ireland	Ireland	100%
ArvinMeritor Finance, LLC	Delaware	100%
ArvinMeritor Former Ride Control Operating Co., Inc.	Delaware	100%
ArvinMeritor Holdings, LLC	Delaware	100%
ArvinMeritor Holdings (Barbados) Limited	Barbados	100%
ArvinMeritor Holdings France SAS	France	100%
ArvinMeritor Holdings France SNC	France	100%
ArvinMeritor Holdings SNC	France	100%
ArvinMeritor Holdings Mexico, LLC	Delaware	100%
ArvinMeritor Investment (Luxembourg) Limited	England	100%
ArvinMeritor Investment (Luxembourg) Limited – Dublin Branch	Ireland	100%
ArvinMeritor Investments, LLC	Delaware	100%
ArvinMeritor Investments SA (Proprietary) Limited	South Africa	100%
ArvinMeritor Japan K.K.	Japan	100%
ArvinMeritor Light Vehicle Systems Australia Pty. Ltd.	Australia	100%
ArvinMeritor Light Vehicle Systems Sp.z o.o.	Poland	100%
ArvinMeritor Light Vehicle Systems (UK) Limited	England & Wales	100%
ArvinMeritor Light Vehicle Systems – France	France	100%
ArvinMeritor Light Vehicle Systems Korea Limited	Republic of Korea	100%
ArvinMeritor Limited	England & Wales	100%
ArvinMeritor Mascot, LLC	Delaware	100%
ArvinMeritor Mexicana, S.A. de C.V.	Mexico	100%
ArvinMeritor Pension Trustees Limited	England & Wales	100%
ArvinMeritor Receivables Corporation	Delaware	100%
ArvinMeritor Suspension Holdings, Inc.	Delaware	100%
ArvinMeritor Suspension Systems S.r.l.	Italy	100%
Arvinmeritor Sweden AB	Sweden	100%
ArvinMeritor Technology, LLC	Delaware	100%
ArvinMeritor Vehicle Systems (Wuxi) Company Ltd.	China	100%
Arvin Replacement Products S.r.L.	Italy	100%
Arvin Replacement Products Finance, LLC	Delaware	100%
Arvin Technologies, Inc.	Michigan	100%
Arvinyl West, Inc.	California	100%

Subsidiaries

Name	Jurisdiction	Ownership %
Automotive Body Systems UK Limited	England and Wales	100%
Automotive Mexico Body Systems, S. de R.L. de C.V.	Mexico	100%
Automotive Mexico Body Systems Services, S. de R.L. de C.V.	Mexico	100%
Automotive Mexico Roof Systems, S. de R.L. C.V.	Mexico	100%
Body Systems Holdings Netherlands, B.V.	Netherlands	100%
Body Systems USA, Inc.	Delaware	100%
Door Systems Holdings Netherlands, B.V.	Netherlands	100%
Euclid Industries, LLC	Delaware	100%
Fonderie Vénissieux SAS	France	51.00%
Gabriel Europe	France	100%
Gabriel Europe, Inc.	Delaware	100%
Gabriel International, Inc.	Panama	100%
INDI, S.A. de C.V.	Mexico	100%
MSS Holdings, Limited	Canada (Ontario)	100%
Maremont Corporation	Delaware	100%
Maremont Exhaust Products, Inc.	Delaware	100%
Meritor HVS AB	Sweden	100%
Meritor HVS (India) Ltd.	India	51.00%
Meritor HVS Istanbul Irtibat Burosu	Turkish branch of Italian Company (Meritor HVS Cameri-Istanbul Liaison office)	100%
Meritor LVS Holdings Mexico, LLC	Delaware	100%
Meritor LVS Zhenjiang Co. Ltd.	People’s Republic of China	100%
Meritor LVS Zhenjiang (II) Co. Ltd.	People’s Republic of China	100%
Meritor Automotive FSC Limited	Barbados	100%
Meritor Automotive Export Limited	England & Wales	100%
Meritor Automotive (Proprietary) Limited	South Africa	100%
Meritor Brazil Holdings, LLC	Delaware	100%
Meritor Cayman Islands, Ltd.	Cayman Islands	100%
Meritor Commerical Vehicle Systems India Private Limited	India	100%
Meritor Finance (Barbados) Limited	Barbados	100%
Meritor Finance Netherlands B.V.	Netherlands	100%
Meritor France SNC	France	100%
Meritor GmbH & Co. KG	Germany	100%
Meritor Golde GmbH	Germany	100%
Meritor Golde GmbH & Co. KG	Germany	100%
Meritor Heavy Vehicle Braking Systems (UK) Limited	England & Wales	100%

Subsidiaries

Name	Jurisdiction	Ownership %
Meritor Heavy Vehicle Braking Systems (U.S.A.), Inc.	Delaware	100%
Meritor Heavy Vehicle Systems B.V.	Netherlands	100%
Meritor Heavy Vehicle Systems, LLC	Delaware	100%
Meritor Heavy Vehicle Systems Australia Ltd.	Australia	100%
Meritor Heavy Vehicle Systems Cameri SpA	Italy	100%
Meritor Heavy Vehicle Systems de Venezuela S.A.	Venezuela	100%
Meritor Heavy Vehicle Systems España S.A.	Spain	100%
Meritor Heavy Vehicle Systems Limited	England	100%
Meritor Heavy Vehicle Systems (Manufacturing) Limited	England	100%
Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd.	Delaware	100%
Meritor Heavy Vehicle Systems (Venezuela), Inc.	Delaware	100%
Meritor Heavy Vehicle Systems Verona S.r.l.	Italy	100%
Meritor Holdings Netherlands B.V.	Netherlands	100%
Meritor Huayang Vehicle Braking Company, Ltd.	China	60.00%
Meritor Japan K.K.	Japan	100%
Meritor Light Vehicle Systems India Private Limited	India	99.99%
Meritor Light Vehicle Systems (Spain), LLC	Delaware	100%
Meritor Luxembourg S.a.r.l.	Luxembourg	100%
Meritor Management, Inc.	Delaware	100%
Meritor Mexicana, S.A. de C.V.	Mexico	100%
Meritor Suspension Systems Company Limited	England & Wales	100%
Meritor Suspension Systems Holdings UK Limited	England & Wales	57.15%
Meritor Technology, Inc.	Delaware	100%
Meritor Transmission Corporation	Delaware	100%
Meritor WABCO Vehicle Control Systems	Delaware	50.00%
Roof Systems Germany GmbH	Germany	100%
Roof Systems Holdings Netherlands, B.V.	Netherlands	100%
Roof Systems USA, Inc.	Delaware	100%
Romax Uitlaatsysteme B.V.	Netherlands	100%
SIR SAS (Societe Industrielle de Rupt SAS)	France	100%
Shanghai ArvinMeritor Automotive Parts Co. Ltd.	China	50.00%

Subsidiaries

Name	Jurisdiction	Ownership %
Super Diesel, S.A.	Mexico	99.81%
Trucktechnic S.A.	Belgium	100%
Tyseley Estates Limited	England	100%
Wilmot-Breeden (Holdings) Limited	England & Wales	100%
Xuzhou Meritor Axles Co. Ltd.	People’s Republic of China	60.00%
ZF Meritor LLC	Delaware	50.00%